EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
SECOND-QUARTER 2003 EARNINGS CONFERENCE CALL

ATLANTA, July 8, 2003 – Coca-Cola Enterprises today announced that a conference call discussing second-quarter 2003 results with financial analysts and investors will be webcast live over the Internet on Wednesday, July 16, 2003 at 10:00 a.m. (ET). The Company will release its second-quarter 2003 financial results before the market opens Wednesday morning.

A copy of the Company’s earnings news release will be available in the Investor Relations section of the Company’s Web site (www.cokecce.com) under News Releases.

The public can access the live webcast through the Company’s Web site. A replay of the conference call will be available online through the Investor Relations section of the Web site.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.